                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Cadmus Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            [CADMUS LOGO AND NAME]

Dear Shareholder:

  You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Cadmus Communications Corporation ("Cadmus" or the "Company"). The meeting will be held on November 8, 2001, at 11:00 a.m., eastern standard time, in the Auditorium of the SunTrust Center, 919 East Main Street, Richmond, Virginia.

  The primary business of the meeting will be the election of directors and the ratification of independent public accountants, as more fully explained in the enclosed proxy statement.

  During the meeting, we also will report to you on the condition and performance of Cadmus and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters of interest to all shareholders.

  We hope to see you on November 8, 2001. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest in and support of Cadmus.

                                          Cordially,

                                          /s/ Thomas C. Norris
                                          Thomas C. Norris
                                          Chairman of the Board

October 8, 2001

                       CADMUS COMMUNICATIONS CORPORATION
           1801 Bayberry Court, Suite 200, Richmond, Virginia 23226

            ------------------------------------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

            ------------------------------------------------------

                          TO BE HELD NOVEMBER 8, 2001

  The 2001 Annual Meeting of Shareholders of Cadmus Communications Corporation will be held on November 8, 2001, at 11:00 a.m., eastern standard time, in the Auditorium of the SunTrust Center, 919 East Main Street, Richmond, Virginia, for the following purposes:

  1. To elect three Class III directors to serve until the 2004 Annual Meeting of Shareholders and one Class I director to serve until the 2002 Annual Meeting of Shareholders.

  2. To ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on September 21, 2001, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ Bruce V. Thomas
                                          Bruce V. Thomas
                                          President and Chief Executive
                                           Officer

October 8, 2001

Please complete and return the enclosed proxy. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

                       CADMUS COMMUNICATIONS CORPORATION
           1801 Bayberry Court, Suite 200, Richmond, Virginia 23226

                  ------------------------------------------

                                PROXY STATEMENT

                  ------------------------------------------

                      2001 ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on November 8, 2001

General

  The enclosed proxy is solicited by the Board of Directors of Cadmus Communications Corporation for the 2001 Annual Meeting of Shareholders of Cadmus to be held November 8, 2001, at the time and place set forth in the accompanying Notice of 2001 Annual Meeting of Shareholders and for the following purposes: (i) to elect three Class III directors to serve until the 2004 Annual Meeting of Shareholders and one Class I director to serve until the 2002 Annual Meeting of Shareholders (see "Election of Directors" page 5);
(ii) to ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year (see "Ratification of the Selection of Independent Public Accountants," page 25); and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  If a shareholder is a participant in the Cadmus Dividend Reinvestment Plan, the enclosed proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. A participant in the Cadmus Thrift Savings Plan with shares of Cadmus common stock allocated to his or her account will receive a separate proxy card representing the number of full shares allocated to his or her account as of the record date for the Annual Meeting.

  Cadmus will pay all costs for this proxy solicitation. Proxies are being solicited by mail and may also be solicited personally, by telephone or telegraph, by directors, officers, and employees of Cadmus. Cadmus may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the stock. All shares of the common stock of Cadmus ("Common Stock") represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. Shareholders may revoke proxies at any time prior to their exercise by written notice to Cadmus, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

  The approximate mailing date of this proxy statement and the accompanying proxy is October 8, 2001.

Voting Rights

  Only those shareholders of record at the close of business on September 21, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of Common Stock outstanding and entitled to vote as of the record date was 8,954,092. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

  With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors. As a result, votes withheld will have no effect. The ratification of Arthur Andersen LLP as independent public accountants requires the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of July 31, 2001, the number and percentage of shares of Common Stock held by persons known by Cadmus to be the owners of more than 5% of the Company's Common Stock, each of the Cadmus directors and nominees for director, the executive officers named in the "Summary Compensation Table," and all directors and executive officers as a group.

                                     Amount and Nature of     Percent of
Name and Address of                  Beneficial Ownership Common Stock Issued
Beneficial Owner                     of Common Stock(/1/)   and Outstanding
-------------------                  -------------------- -------------------
Nathu R. Puri
 Isle of Man, United Kingdom              1,789,333(/2/)         19.98%

James C. Sheridan
 Sheridan Printing Company, Inc.
 Alpha, New Jersey                          520,000               5.81%

J. & W. Seligman & Co. Inc.
 New York, New York                         898,607              10.04%

Dimensional Fund Advisors, Inc.
 Santa Monica, California                   624,300               6.97%

Martina L. Bradford
 Washington, D.C.                             1,000(/3/)            *

G. Waddy Garrett Richmond, Virginia          13,600(/4/)            *

David J. Hajek Baltimore, Maryland           16,676(/5/)            *

Thomas C. Norris York, Pennsylvania           3,500(/6/)            *


                                    Amount and Nature of      Percent of
Name and Address of                 Beneficial Ownership  Common Stock Issued
Beneficial Owner                    of Common Stock(/1/)    and Outstanding
-------------------                 --------------------  -------------------
John C. Purnell, Jr.
 Richmond, Virginia                         13,182(/7/)             *

Jerry I. Reitman
 Chicago, Illinois                           5,000(/8/)

Russell M. Robinson, II
 Charlotte, North Carolina                  23,272(/9/)             *

James E. Rogers Richmond, Virginia           2,292(/10/)            *

Robert A. Sadler
 Easton, Pennsylvania                        5,077                  *

Wallace Stettinius
 Richmond, Virginia                        193,303(/11/)          2.16%

Bruce V. Thomas Richmond, Virginia          82,426(/12/)            *

Joseph J. Ward Richmond, Virginia            6,308(/13/)            *

David G. Wilson, Jr.
 Richmond, Virginia                        136,276(/14/)          1.52%

All Directors and Executive
 Officers as a Group (20 persons)        2,349,455(/15/)         26.24%

--------
 * Indicates that percent of the Company's Common Stock does not exceed one percent.

 (/1/) Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each nominee, director, or executive officer has sole voting and investment power with respect to the shares shown. The beneficial ownership shown for the two institutional shareholders and for James E. Sheridan is based on a listing of institutional holders of the Company's Common Stock as of July 31, 2001 provided to the Company by NASDAQ Online(TM). Mr. Puri, Mr. Sheridan and these institutions have also made either a Schedule 13G or 13D filing reflecting their respective ownerships. Those filing 13Gs certify that the acquisition of the shares reported thereon was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Company.

 (/2/) Mr. Puri holds 2,000 of his shares in the form of presently exercisable options.

 (/3/) Ms. Bradford holds all of her shares in the form of presently exercisable options.

 (/4/) Includes: 1,000 shares held by Mr. Garrett's wife, as to which shares
       Mr. Garrett disclaims beneficial ownership, and 4,000 shares held in the form of presently exercisable options.

 (/5/) Mr. Hajek holds 8,971 of his shares in the form of presently exercisable options; and 6,941 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

 (/6/) Mr. Norris holds 1,000 of his shares in the form of presently exercisable options.

 (/7/) Includes: 150 shares held by Mr. Purnell's wife, as to which shares Mr.
       Purnell disclaims beneficial ownership; and 8,000 shares held in the form of presently exercisable options.

 (/8/) Mr. Reitman holds 4,000 of his shares in the form of presently exercisable options.

 (/9/) Mr. Robinson holds 8,000 of his shares in the form of presently exercisable options.

(/10/) Mr. Rogers holds 1,000 of his shares in the form of presently exercisable options.

(/11/) Includes: 124,303 shares held in an agency account by Bank of America, N.A., as to all of which shares Mr. Stettinius is the beneficial owner; 30,000 shares, also held in an agency account by Bank of America, N.A., for Mr. Stettinius' wife, as to which shares Mr. Stettinius disclaims beneficial ownership; 33,000 shares as to which Mr. Stettinius holds presently exercisable options received as an employee of the Company; and 6,000 shares held in the form of presently exercisable options received as a Director of the Company.

(/12/) Includes: 73,466 shares as to which Mr. Thomas holds presently exercisable options and 7,024 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(/13/) Includes: 3,333 shares as to which Mr. Ward holds presently exercisable options and 975 shares held for his account under the Thrift Savings Plan.

(/14/) Includes: 54,400 shares as to which Mr. Wilson holds presently exercisable options and 566 shares held for his account in the Cadmus account under the Thrift Savings Plan.

(/15/) In addition to the executive officers named in the Summary Compensation
       Table, the beneficial ownership shown for executive officers of Cadmus reflects shares beneficially owned by Wayne B. Luck, Senior Vice President and Chief Information Officer, Robert C. Potts, Vice President --Information Technology, Mark R. Ploucha, Executive Vice President -- CadmusMack, Gerard P. Lux, Jr., President -- Cadmus Whitehall Group, Wayne T. Tennent, Senior Vice President, Chief Administrative Officer and Secretary, and Bruce G. Willis, Vice President and Controller.

Proposal 1: Election of Directors

  The Board of Directors is divided into three classes (I, II and III), with one class being elected every year for a term of three years. Martina L. Bradford, John C. Purnell, Jr., Russell M. Robinson, II and David G. Wilson, Jr. currently serve as Class III directors. Mr. Wilson has determined not to stand for re-election. In connection with Mr. Wilson's retirement from the Board of Directors, the Board of Directors decided to review the assignment of all directors to their respective classes. Based on that review, the Board of Directors has nominated Ms. Bradford and Mr. Robinson, and James E. Rogers, who currently serves as a Class I director, to serve as Class III directors for terms of three years expiring at the 2004 Annual Meeting of Shareholders and Mr. Purnell to serve as a Class I director for a term expiring at the 2002 Annual Meeting of Shareholders.

  The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of Cadmus may designate. In the alternative, the Board may reduce the size of Class III to the number of remaining nominees, if any, for whom the proxies will be voted.

  Certain information concerning the four nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class II directors, who will continue in office after the Annual Meeting until the 2002 and 2003 annual meetings of shareholders, respectively.

                            NOMINEES FOR ELECTION AS
                              CLASS III DIRECTORS
                      (To Serve Until 2004 Annual Meeting)

                                              Principal Occupation During
                               Director    Past Five Years and Directorships
 Name and (Age)                 Since          in Other Public Companies
 --------------                -------- ---------------------------------------

                                 2000   Corporate Vice President, Global Public
                                         Affairs of Lucent Technologies, a
                                         global provider of communication
                                         systems, software and services.
                                         Formerly, Corporate Vice President,
  Martina L. Bradford (49)               Federal Government Affairs for AT&T.
-------------------------------------------------------------------------------

                                 1984   Attorney-at-law, President, Director
                                         and shareholder of Robinson, Bradshaw
                                         & Hinson, P.A., Charlotte, North
                                         Carolina. Director, Caraustar
  Russell M. Robinson, II (69)           Industries, Inc.
-------------------------------------------------------------------------------

                                 2000   President of SCI Investors, Inc., a
                                         Richmond, Virginia private equity
                                         firm. Director, Caraustar Industries,
                                         Inc., Chesapeake Corporation, Owens &
  James E. Rogers (55)                   Minor and Wellman, Inc.

--------------------------------------------------------------------------------

                            NOMINEE FOR ELECTION AS
                                CLASS I DIRECTOR
                      (To Serve Until 2002 Annual Meeting)

                                            Principal Occupation During
                            Director     Past Five Years and Directorships
 Name and (Age)              Since           in Other Public Companies
 --------------             -------- -----------------------------------------

                              1979   Executive Director, Friends Association
                                      for Children, Richmond, Virginia, a non-
  John C. Purnell, Jr. (60)           profit child welfare organization.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.

                               CLASS I DIRECTORS
                      (Serving Until 2002 Annual Meeting)

                                            Principal Occupation During
                          Director       Past Five Years and Directorships
 Name and (Age)            Since             in Other Public Companies
 --------------           -------- --------------------------------------------

                            1999   Chairman and controlling shareholder, Melton
                                    Medes Group and Melham Holdings Limited,
                                    controlling shareholder Condor Structure
  Nathu R. Puri (62)                Limited & Purico (IOM) Limited.
-------------------------------------------------------------------------------

                            1997   Vice Chairman, The Callahan Group, a
                                    Chicago-based consulting group specializing
                                    in change management. Vice-Chairman
                                    International Data Response Corporation and
                                    Chairman, Board of Governors of Children's
                                    Miracle Network. Executive Vice President
                                    and Director, Integrated Communications
                                    (retired) of the Leo Burnett Company, a
                                    Chicago-based international advertising
  Jerry I. Reitman (63)             agency.
-------------------------------------------------------------------------------

                            1967   Senior Executive Fellow at the School of
                                    Business, Virginia Commonwealth University,
                                    Richmond, Virginia. Formerly, Chairman of
                                    the Board, President and Chief Executive
                                    Officer, Cadmus. Director, Chesapeake
  Wallace Stettinius (68)           Corporation.

--------------------------------------------------------------------------------

                               CLASS II DIRECTORS
                      (Serving Until 2003 Annual Meeting)

                                          Principal Occupation During
                        Director       Past Five Years and Directorships
 Name and (Age)          Since             in Other Public Companies
 --------------         -------- ---------------------------------------------
                          1997   President, GWG Financial, LLC. Retired
                                  Chairman and Chief Executive Officer of
                                  Alliance Agronomics, Inc., a Mechanicsville,
                                  Virginia fertilizer production and
                                  distribution concern. Director, Ag-Chem
                                  Equipment Co., Inc., Reeds Jewelers, Inc.,
  G. Waddy Garrett (60)           and Community Bankshares, Inc.
------------------------------------------------------------------------------

                          2000   President and Chief Executive Officer of
                                  Cadmus. Formerly, Senior Vice President and
                                  Chief Operating Officer of Cadmus, and
                                  Senior Vice President and Chief Financial
  Bruce V. Thomas (44)            Officer of Cadmus.
------------------------------------------------------------------------------

                          2000   Chairman of Cadmus. Retired Chairman of the
                                  Board of P. H. Glatfelter Company,
                                  headquartered in York, Pennsylvania, a
                                  multi-national manufacturer of engineered
                                  and specialized printing papers. Formerly,
                                  Chairman, President and CEO of P. H.
                                  Glatfelter Company. Director, the York Water
  Thomas C. Norris (63)           Company.

--------------------------------------------------------------------------------

Cadmus Board and Committee Meetings and Attendance

  The Board of Directors of Cadmus held six meetings during the fiscal year ended June 30, 2001. All directors attended at least 75% of all meetings of the Board and committees on which they served.

  The Board has five standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, the Executive Compensation and Organization Committee and the Benefits and Investment Committee.

  The Executive Committee has a wide range of powers, but its primary duty is to act if necessary between scheduled Board meetings. For such purpose, the Executive Committee possesses all the powers of the Board in management of the business and affairs of Cadmus except as otherwise limited by Virginia law. The Executive Committee held one meeting during the fiscal year ended June 30, 2001. Members of the Committee are Messrs. Norris (Chairman), Robinson, Rogers and Thomas.

  The Nominating Committee selects and recommends to the Board a slate of nominees to be voted on for election as directors at each annual meeting, and makes recommendations concerning committee membership, appointment of officers and nominees to fill vacancies occurring on the Board. The Nominating Committee met three times during the fiscal year ended June 30, 2001. Members of the Committee are Messrs. Garrett, Reitman (Chairman), Robinson and Stettinius.

  The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management has established, and the audit process. The Audit Committee met five times during the fiscal year ended June 30, 2001. Members of the Committee are Messrs. Garrett, Purnell, Rogers (Chairman) and Stettinius. Attached as Appendix A to this Proxy Statement is a copy of the written charter for the Audit Committee adopted by the Board of Directors.

  The primary function of the Executive Compensation and Organization Committee (the "ECOC") is to review and approve the design and administration of salary, benefits and incentive plans for senior management. This Committee also evaluates the Company's organizational structure and the development, goals and performance of senior management. The ECOC met four times during the fiscal year ended June 30, 2001. Members of the ECOC are Messrs. Garrett (Chairman), Reitman, Robinson and Rogers.

  The primary function of the Benefits and Investment Committee is to review the operation of employee benefit plans and programs and to evaluate the performance of plan administrators, trustees and investment managers. The Benefits and Investment Committee met four times during the fiscal year ended June 30, 2001. Members of the Committee are Ms. Bradford and Messrs. Purnell (Chairman), Reitman and Wilson./1/

--------
/1/ As noted above, Mr. Wilson's current term expires at the 2001 Annual
    Meeting, and he will not stand for re-election.

 Compensation Committee Interlocks and Insider Participation

  Members of the ECOC are Messrs. Garrett (Chairman), Reitman, Robinson and Rogers. No member of the ECOC is or has been an employee of Cadmus. Furthermore, none of Cadmus' executive officers has served on the board of directors of any company of which an ECOC member is an employee.

  Russell M. Robinson, II, a Class III director, currently serves as a member of the ECOC and served as Chairman of the Board of Directors from July 1, 2000 through June 30, 2001. The firm of Robinson, Bradshaw and Hinson, P.A., of which Mr. Robinson is President, a Director and a shareholder, was retained to perform legal services for Cadmus during fiscal year 2001. It is anticipated that the firm will continue to provide legal services to Cadmus during fiscal year 2002.

  On April 1, 1999, Cadmus purchased all of the outstanding shares of Melham Holdings, Inc. whose principal operating subsidiary was Mack Printing Company. As a result of the purchase, Nathu R. Puri, a Class I director, directly and indirectly received as consideration approximately $11.2 million in cash, approximately 1.06 million shares of Cadmus common stock, approximately $5.8 million in subordinated notes of Cadmus and approximately $52.9 million in bridge financing notes of Cadmus. Cadmus subsequently refinanced the $52.9 million bridge notes and redeemed Mr. Puri's bridge notes. The $5.8 million in subordinated notes remain outstanding.

 Directors' Compensation

  Cash Compensation. Each director of Cadmus who is not also an executive officer of Cadmus receives: (a) an annual retainer of $10,000; (b) $1,000 for attendance at each Board meeting; (c) $750 for attendance at each committee meeting; and (d) $500 for each conference call Board meeting in which he participates. The Chairman of the Board of Directors receives an additional $50,000 annually. Russell M. Robinson served as Chairman until June 30, 2001. Thomas C. Norris presently serves as Chairman of the Board of Directors. The Chairmen of the Audit, the Nominating, the Executive Compensation and Organization, and the Benefits and Investment Committees each receive an additional $2,000 annually. Each director also is reimbursed for usual and ordinary expenses of meeting attendance. A director who also is an employee of Cadmus or its subsidiaries receives no additional compensation for serving as a director.

  Cadmus has in effect a plan under which directors may elect to defer their annual retainers and attendance fees generally until after the termination of their service on the Board.

  Non-Employee Director Stock Compensation Plan. Under the 1997 Non-Employee Director Stock Compensation Plan, a portion of the anticipated future increases in the annual retainer is paid in stock options. Each Director who is not an employee of Cadmus or its subsidiaries will receive an option grant covering 1,000 shares of Common Stock on November 15 of each year during the term of the Plan, with the first grant having been made under the Plan on November 15, 1998. The options granted under the Plan are not exercisable for six months from date of grant except in the case of death or disability. Options that are not exercisable at the time a director's service on the Board terminates for any reason other than death, disability or retirement in accordance with Cadmus' policy will be forfeited. The 1997 Plan continues the form of stock compensation previously provided under the 1992 Plan which expired August 15, 1997.

Certain Relationships and Other Transactions with Management

  See "Compensation Committee Interlocks and Insider Participation" for information relating to Messrs. Robinson's and Puri's relationship to the Company.

  From time to time, Cadmus and its subsidiaries may purchase products from or utilize services of other corporations of which a Cadmus director is a director, officer or employee. Such transactions occur in the ordinary course of business and are not deemed material.

Executive Compensation

  The following table shows, for the fiscal years ended June 30, 2001, 2000 and 1999, all compensation paid or accrued by Cadmus and its subsidiaries to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                          Summary Compensation Table

                                                                     Long-Term
                              Annual Compensation                   Compensation
                        --------------------------------------      ------------
                                                       Other                       All
                                                      Annual         Securities   Other
                                                     Compensa-       Underlying  Compen-
      Name (Age) and          Salary   Bonus           tion           Options/    sation
    Principal Position  Year  ($)(1)   ($)(2)         ($)(3)         SARs (#s)     ($)
    ------------------  ---- -------- --------       ---------      ------------ --------
Bruce V. Thomas (44)    FY01 $375,000 $      0             --          35,000    $  8,318(/5/)
 President and Chief    FY00  297,596        0             --          25,000       5,353(/6/)
 Executive Officer(/4/) FY99  275,000        0             --           8,000       4,780(/7/)
David G. Wilson, Jr.
 (60)                   FY01 $340,300 $      0             --               0    $ 13,040(/8/)
 President -- Cadmus    FY00  337,527        0             --          12,000      13,812(/9/)
 Professional           FY99  326,192        0             --           8,000      10,552(/10/)
 Communications
Joseph J. Ward (55)     FY01 $325,000 $      0             --           7,500    $  8,350(/11/)
 Executive Vice
  President --          FY00  325,000   38,500             --           7,500      10,422(/12/)
 Cadmus Professional    FY99  300,000  100,000(/13/)  $67,754(/14/)    18,500       4,538(/15/)
 Communications
Robert A. Sadler (63)   FY01 $275,018 $      0             --          19,000    $129,833(/17/)
 President --
  CadmusMack(/16/)      FY00  222,130   38,500             --          12,000     199,923(/18/)
David J. Hajek (50)     FY01 $224,596 $ 58,681             --          11,000    $  6,900(/20/)
 President -- Cadmus
  Port                  FY00  213,002        0             --          12,000       7,818(/21/)
 City Press(/19/)       FY99  207,861        0             --          11,638       5,397(/22/)

--------
 (/1/) Reflects salary before pretax contributions under the Cadmus Thrift
       Savings Plan and nonqualified plans.

 (/2/) Reflects short-term incentive awards, if any, accrued for each of the three fiscal years ended June 30, 2001, under the Cadmus Executive Incentive Plan described in the Report of the Compensation Committee on Executive Compensation on page 18.

 (/3/) For the fiscal years ended June 30, 2001, June 30, 2000 and June 30,
       1999, except for Mr. Ward, perquisites did not exceed 10% of salary and bonus for any named executive officer. Therefore, no amounts are reportable as "Other Annual Compensation" for any named executive officer, except Mr. Ward for the year 1999.

 (/4/) Mr. Thomas was elected President and Chief Executive Officer effective
       July 1, 2000.

 (/5/) Reflects $7,618 contributed or matched by Cadmus or its subsidiaries for fiscal year 2001 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

 (/6/) Reflects $4,958 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

 (/7/) Reflects $4,012 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

 (/8/) Reflects $9,389 contributed or matched by Cadmus or its subsidiaries for fiscal year 2001 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

 (/9/) Reflects $10,524 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

(/10/) Reflects $6,547 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

(/11/) Reflects $7,599 contributed or matched by Cadmus or its subsidiaries for fiscal year 2001 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

(/12/) Reflects $10,235 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

(/13/) Reflects a bonus paid pursuant to the terms of Mr. Ward's employment agreement.

(/14/) Reflects $60,000 relating to Mr. Ward's relocation and the remaining
       $7,754 represents an automobile allowance.

(/15/) Reflects $2,500 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plans and the remainder paid by Cadmus for life insurance premiums.

(/16/) Mr. Sadler joined the Company on September 20, 1999. Mr. Sadler was elected President --CadmusMack effective May 10, 2000.

(/17/) Reflects $1,978 contributed or matched by Cadmus or its subsidiaries for fiscal year 2001 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan; $46,684 in pension payments and $78,296 in SERP benefits he received from Mack Printing Company.

(/18/) Reflects $4,443 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan; $70,500 in consulting fees paid prior to his joining the Company in September 2000; $46,684 in pension payments and $78,296 in SERP benefits he received from Mack Printing Company.

(/19/) Mr. Hajek was elected President -- Cadmus Port City Press effective May
       10, 2000.

(/20/) Reflects $6,435 contributed or matched by Cadmus or its subsidiaries for fiscal year 2001 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

(/21/) Reflects $7,616 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

(/22/) Reflects $4,452 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.

Stock Options

  The following table reflects grants of stock options made during the fiscal year ended June 30, 2001 to each of the named executive officers.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                            Potential
                                                                       Realizable Value at
                      Number of                                          Assumed Annual
                      Securities    Percentage of                        Rates of Stock
                      Underlying    Total Options/ Exercise            Price Appreciation
                       Options       SARs Granted  or Base               For Option Term
                       Granted       to Employees   Price   Expiration --------------------
Name                     (#)        in Fiscal Year  ($/SH)     Date       5%        10%
----                  ----------    -------------- -------- ---------- --------- ----------
Bruce V. Thomas         15,000(/1/)      5.88%     $8.2188    8/8/10   $  77,531 $ 196,479
                        20,000(/1/)      7.84%     $ 9.275    5/8/11   $ 116,660 $ 295,639
David G. Wilson, Jr.        --             --           --        --          --        --
Joseph J. Ward           7,500(/1/)      2.94%     $ 9.275    5/8/11   $  43,747 $ 110,865
Robert A. Sadler         8,000(/1/)      3.14%     $  7.73   11/8/10   $  38,891 $  64,163
                        11,000(/1/)      4.31%     $ 9.275    5/8/11   $  98,557 $ 162,602
David J. Hajek          11,000(/1/)      4.31%     $ 9.275    5/8/11   $  64,163 $ 162,602

--------
(/1/)Grants were made under the Company's 1990 Long Term Incentive Stock Plan and become exercisable in increments of one-third of the total number of options on December 31, 2003, 2004, and 2005, subject to earlier vesting if certain performance criteria are met.

  The following table reflects certain information regarding the exercise of stock options during the fiscal year ended June 30, 2001, as well as information with respect to unexercised options held at such date by each of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                       Value of Unexercised
                          Number of Unexercised      "In the Money" Options at
                      Options at Fiscal Year End (#)    Fiscal Year End ($)
                        Exercisable/Unexercisable    Exercisable/Unexercisable
                      ------------------------------ -------------------------
Bruce V. Thomas               73,466/67,334               46,750/117,793
David G. Wilson, Jr.          54,400/30,000                     0/28,350
Joseph J. Ward                 3,333/30,167                     0/31,969
Robert A. Sadler                   0/31,000                     0/76,810
David J. Hajek                 8,971/40,667                     0/49,250

  The Columns "Number of Shares Acquired Upon Exercise" and "Value Realized" have been omitted because no options were exercised by the named executive officers during the last fiscal year.

Change-in-Control Agreements

  Cadmus has entered into agreements with Messrs. Thomas, Wilson, Ward, Sadler and Hajek and five other managers that provide for severance payments and certain other benefits if their employment terminates after "a change in control" (as defined therein) of Cadmus. Payments and benefits will be paid under these agreements only if, within three years for Mr. Thomas and two years for other officers following a change in control (or such shorter period from the date of any change in control to normal retirement), the employee (i) is terminated involuntarily without "cause" (as defined therein) and not as a result of death, disability or normal retirement, or (ii) terminates his employment voluntarily for "good reason" (as defined therein). "Change in control" is defined generally to include (i) an acquisition of 20% or more of Cadmus' voting stock, (ii) certain changes in the composition of the Cadmus Board of Directors, (iii) shareholder approval of certain business combinations or asset sales in which Cadmus' historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of Cadmus.

  In the event of such termination following a change in control, the employee will be entitled to receive a lump sum severance payment, certain other payments and a continuation of employee welfare benefits. Severance payments under these agreements are determined by a formula that takes into account base salary, annual bonus and years of employment and are subject to certain minimums and maximums. Under this formula, Mr. Thomas will be entitled to the maximum severance payment, which will be an amount equal to 2.99 times the sum of his base salary and annual bonus for the year in which termination occurs, or for the fiscal year ended June 30, 2001, whichever is higher. The total amount payable to Mr. Thomas may exceed the maximum amount that may be paid without the imposition of a federal excise tax on Mr. Thomas, and if excise tax is due, Mr. Thomas will receive an additional payment in an amount sufficient to pay the excise tax and the additional taxes due with respect to such additional payment.

Retirement Benefits

  Pension Plan. Substantially all employees of Cadmus and its participating subsidiaries who are 21 years of age or older and who are credited with at least one year of service with Cadmus or a participating subsidiary are covered by the Cadmus Pension Plan (the "Pension Plan"). The Pension Plan is a non-contributory defined benefit pension plan under which retirement benefits are generally based on periods of active participation. A participant currently earns a retirement benefit expressed as an annuity for life equal to 1.6% of his or her base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay and similar payments) for each year of service. Different benefit formulas applied prior to July 1, 1985, and a special transition rule applied through December 31, 1991.

  Because retirement benefits under the Pension Plan are based on career average compensation, a table showing annual retirement benefits based upon final average compensation and years of service is inappropriate and has been omitted. Based on the benefit formula in effect on and after July 1, 1985, and on the assumption that the individuals named will continue to receive, until normal retirement age, covered compensation in the same amounts paid for the fiscal year ended June 30, 2001, the estimated annual benefits (which are not subject to any deduction for Social Security or other offset amount) payable for the named executive officers are $75,796 for Mr. Thomas, $62,212 for Mr. Wilson, $32,640 for Mr. Ward and $64,000 for Mr. Hajek. Mr. Sadler is not accruing a benefit under the Cadmus Pension Plan or the Cadmus SERP.

  Cadmus Supplemental Executive Retirement Plan. Cadmus maintains the Cadmus Supplemental Executive Retirement Plan (the "SERP") to provide supplemental retirement benefits for certain key employees of Cadmus and its participating subsidiaries who are credited with at least five years of service and who are selected by the Board of Directors of Cadmus for participation in the SERP. The Board may waive all or any part of the five year service requirement. The SERP is a non-qualified unfunded plan which covers 12 active key employees of Cadmus and its participating subsidiaries. The retirement or death benefit payable under the SERP is a 15-year term certain annuity equal to 30% of the participant's final average (highest three years out of last ten) base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay or similar payments) generally commencing at the participant's normal retirement age (which is age 65 for employees last hired prior to age 60 or otherwise is the fifth anniversary of commencement of participation). Benefits are not subject to any reduction for Social Security or other offset amount.

  The following table shows the estimated annual retirement benefits payable to SERP participants in the following average final compensation and years of service classifications assuming retirement at age 65. Average compensation under the SERP includes only the amounts set forth under "Salary" in the Summary Compensation Table on page 13.

                            SUPPLEMENTAL EXECUTIVE
                             RETIREMENT PLAN TABLE

   Highest 3-Year          ---------------------------------------------------------------------
Average Compensation         5                10                15              20 and over
--------------------       ------           -------           -------           -----------
      100,000              $7,500           $15,000           $22,500             $30,000
      125,000               9,125            18,750            28,125              37,500
      150,000              11,250            22,500            33,750              45,000
      175,000              13,125            26,250            39,375              52,500
      200,000              15,000            30,000            45,000              60,000
      225,000              16,875            33,750            50,625              67,500
      250,000              18,750            37,500            56,250              75,000
      300,000              22,500            45,000            67,500              90,000
      350,000              26,250            52,500            78,750             105,000
      400,000              30,000            60,000            90,000             120,000
      450,000              33,750            67,500           101,250             135,000
      500,000              37,500            75,000           112,500             150,000

  Credited years of service under the SERP as of the fiscal year ended June 30, 2001 are: Mr. Thomas -- 9; Mr. Wilson -- 38; Mr. Ward -- 2 and Mr. Hajek -- 9.

Report of the Compensation Committee on Executive Compensation

  The Executive Compensation and Organization Committee (the "Committee"), composed of four non-employee directors, has responsibility for all aspects of the compensation program for Cadmus executive officers. Working in collaboration with Cadmus senior management and outside consultants, the Committee administers this executive compensation program to fulfill the objectives outlined below.

  Principal Objectives. As set forth in the Company's Executive Compensation Policy and Philosophy Statement, the principal objectives of the executive compensation program are: (i) to attract and retain a highly-qualified management team; (ii) to motivate this team to achieve corporate objectives and to control and justify the costs of executive incentives; (iii) to ensure that executive compensation is integral to, and supportive of, other Cadmus management benefits, systems and processes; and (iv) to link pay with performance in a number of respects, most notably linking executive compensation and shareholder value so that increases in executive compensation are directly related to the creation of value for the Company's shareholders.

  The primary components of the Company's executive compensation program are base salaries, short-term incentive payments, long-term incentive awards, historically in the form of stock options, and the Supplemental Executive Retirement Plan. In addition to the Company's basic benefits package provided to substantially all employees, the Company also provides certain enhanced benefits and rights for select executives by such means as a Nonqualified Thrift Plan (which is both employee and employer funded and generally is intended to allow benefits to be provided in excess of the limits on contributions under the Thrift Savings Plan), a non-qualified Deferred Compensation Plan (which is totally employee funded) and employee retention (change in control) agreements. The Committee is responsible for substantially all aspects of these enhanced benefits and rights provided to Cadmus executives officers.

  The Committee considered the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation would not be permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program.

  Salaries. Salaries for Cadmus executive officers are established and administered by means of salary grades and salary ranges. All Cadmus executive officers are assigned a base salary grade which is reviewed annually. With outside consultants, senior management prepares a schedule of salary ranges by grade, which is reviewed annually. At the beginning of each fiscal year, the Committee reviews management's recommendations concerning adjustments in grade designation and base salaries for each executive officer. Based on this review, the Committee makes such salary adjustments as it deems appropriate. Base salaries are generally competitive with the market based on peer group comparisons provided by outside consultants.

  Short-term Incentive Payments. The Company utilizes an Executive Incentive Plan under which its executive officers may earn annual incentive payments based on their business unit's performance as well as the overall financial performance of Cadmus. A grid based primarily upon operating profits and earnings improvements for each Cadmus business unit generates a variable "pool" from which the short-term incentives are paid. As operating profits increase, the pool grows. The pool earned by a business unit may be increased or decreased, but not eliminated, by the corporate earnings per share for the year.

  At the beginning of each fiscal year, senior management presents for consideration and approval by the Committee the recommended short-term incentive curves for Cadmus and each Cadmus business unit. At the conclusion of the fiscal year, senior management recommends to the Committee specific short-term awards for each executive officer. Those recommendations are based, among other factors, on that executive's individual performance, as well as the performance and profitability of that executive's business unit. A portion of each executive's incentive award also is determined by the financial performance of Cadmus. The Committee then considers and approves, to the extent it believes appropriate, the incentive pools generated by the incentive curves and the incentive award recommendations of senior management. At budgeted performance levels, the Executive Incentive Plan generally should have the potential to generate awards in the range of 30-60% of base salary.

  Long-Term Incentive Awards. The long-term incentive component of executive compensation for Cadmus executive officers is provided under the 1984 Stock Option Plan and the 1990 Long Term Incentive Stock Plan. The 1984 Plan, under which no additional shares are available for grant, provides solely for the award of stock options and tandem SARs. The 1990 Plan, an omnibus plan, provides for awards of incentive and non-qualified stock options, SARs, restricted stock grants, performance units or shares, as well as "other stock-unit" awards. In practice, however, stock options have been the only form of awards made under the 1990 Plan, although the Company has made a restricted stock award in connection with its hiring of its new Chief Financial Officer. The 1990 Plan has been extended by the Board of Directors for the second time in order to continue the availability of long-term incentive awards (other than in the form of incentive stock options) in appropriate circumstances and is currently scheduled to expire on May 31, 2002.

  Certain options issued in 2001, 2000 and 1999 generally are exercisable over a period of 3 years (normally, one-third of each award becomes vested and exercisable at the end of each of the second, third and fourth calendar years following the calendar year in which the award is made) with earlier vesting if the Company's performance exceeds specific standards established by the Compensation Committee. Under the performance criteria, vesting for a year's grants normally is accelerated if Cadmus' cumulative total return reported in its annual proxy statement as of the end of any fiscal year beginning after the award date exceeds its peer group's cumulative total return for the same period. Variations in the specifics of the vesting and performance dates occur in some grants depending on the circumstances and the time of year at which the grant is made. Other options issued in 1999 and 1998, primarily to executives and managers who are not executive officers of the Company, are immediately vested. Options issued prior to 1998 are exercisable over 5 years with accelerated performance vesting criteria. Options generally have a ten-year term subject to early termination under certain circumstances and typically have an option exercise price equal to the market value of the Common Stock at the date of grant. Thus, the Common Stock must appreciate before an executive officer receives any benefit from an option grant.

  At the beginning of each year, determination is made as to the number of shares that the Company can reasonably issue for that year (typically 2% of outstanding shares per year). Contemporaneously, senior management, working periodically with outside consultants, makes recommendations concerning awards to specific executives. These awards generally are normally recommended only for those relatively few executives who are in a position and have the ability to influence materially the financial performance of Cadmus. These recommendations are normally acted upon by the Committee at its May meeting. Interim awards are made as appropriate such as in connection with certain promotions or new hirings. Although the Committee has no specific target equity ownership in mind for Cadmus executives in making long-term incentive awards, an overall guideline is that the long-term incentive potential should equal short-term incentive amounts and should be directed at creating a meaningful equity position for top management. (See "Executive Compensation --
 Stock Options," page 15 for information concerning specific grants made in fiscal 2001.) The objective of the long-term incentive awards is in part to align executive compensation with shareholder interests by creating a potential to share in any increase in share value. While the size of particular long-term incentive awards are not dependent on specific equity ownership targets, as discussed below, the Committee has nevertheless separately established specific target actual equity ownership levels for Cadmus executives which are to be achieved over the next five years.

  Supplemental Executive Retirement Plan. Supplemental executive retirement benefits are provided under the Cadmus Supplemental Executive Retirement Plan. Under this plan, executives earn an additional retirement benefit equal to 30% of the executive's final average base compensation generally commencing at the participant's normal retirement age payable as a 15-year term certain annuity. The Committee may waive all or part of the five year service requirement. See "Retirement Benefits -- Cadmus Supplemental Executive Retirement Plan."

  Chief Executive Officer Compensation. Compensation for the Company's Chief Executive Officer is established in accordance with the principles and objectives outlined above. After considering internal and external information and data, including a survey of chief executive officer compensation at other public manufacturing companies deemed comparable to the Company and the financial performance of the Company during fiscal 2001, the Committee concluded that it was pleased with Mr. Thomas' performance but determined that Mr. Thomas' present base salary should continue without increase for fiscal 2002.

  Equity Ownership Guidelines. The Committee has established specific guidelines for executive Common Stock ownership to be achieved over the next five year period. Under the guidelines, executives are expected to own Common Stock equating to 100% to 200% of their base salary depending on the level of their position (e.g., Mr. Thomas' targeted ownership level is 200%). The consequence of an executive's failure to meet the targeted ownership level is that the executive's after-tax payments of future salary increases and incentive awards will be made in the form of Cadmus stock (rather than cash) until the targeted level is achieved. The purpose of the equity ownership guidelines is to ensure that executives have and maintain a meaningful actual, rather than potential, equity ownership position which reflects the position they hold within Cadmus. The status of this program is reported quarterly and formally reviewed each October to determine compliance as well as overall progress towards long range achievement of the five year goal. The Committee believes that while stock options help to align executive compensation with shareholder interests by creating a potential to share in any increase in share value, actual, rather than potential, equity ownership positions will even more closely align management interests with shareholder interests.

            Submitted by the Executive Compensation and Organization Committee:

                                                    G. Waddy Garrett (Chairman)
                                                               Jerry I. Reitman
                                                        Russell M. Robinson, II
                                                                James E. Rogers

Report of the Audit Committee

  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The directors who serve on the Committee are all "independent" as defined by the Nasdaq Marketplace Rules.

  Among its other functions, the Audit Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  In this context the Audit Committee met five times during the fiscal year 2001, and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

  The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

  Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

                                              Submitted by the Audit Committee:

                                                      James E. Rogers, Chairman
                                                               G. Waddy Garrett
                                                             Wallace Stettinius
                                                           John C. Purnell, Jr.

Fees Billed For Services Rendered By Principal Accountant

  For the fiscal year ended June 30, 2001, Arthur Andersen LLP, Cadmus' independent auditor and principal accountant, billed the fees set forth below. The Audit Committee of the Board of Directors has considered whether, and concluded that the non-audit services provided by Arthur Andersen LLP are, compatible with maintaining its independence.

Annual Audit and Quarterly Review Fees                        $175,000
Financial Information Systems Design and Implementation Fees  $    --
All Other Fees                                                $160,000

Performance Graph

  The following graph compares the cumulative total return for the Company's Common Stock to the cumulative total return for the Russell 2000 Index and an index of peer companies (the "Peer Group") selected by the Company for the Company's last five fiscal years. The graph is intended to permit shareholders to more easily relate executive compensation to company performance based on the market price of a company's stock. The Graph shows the percentage change in the market price for the Common Stock from June 30, 1996 to June 30, 2001.

  The Graph assumes $100 invested on June 30, 1996 in the Company, the Russell 2000, and the Peer Group and shows the total return on such an investment, assuming reinvestment of dividends, as of June 30, 2001. The Peer Group includes: Banta Corporation, Quebecor World, Mail-Well, Wallace Computer Services, Consolidated Graphics, Courier Corporation, Disc Graphics, and R.R. Donnelley & Sons.

         Comparison of Five-Year Cumulative Total Return Among Cadmus,
                    the Russell 2000 Index and Peer Group.

                                    [CHART]

                      1996     1997     1998    1999    2000     2001
                     ------    ----    ------  ------  ------   -----
Cadmus               100.00   102.19   161.37   92.63   67.19   78.31
Russell 2000 Index   100.00   116.33   135.50   136.24 153.74  152.38
Peer Group           100.00   115.97   136.10   122.82  88.77  112.72


Section 16(a) Beneficial Ownership Reporting Compliance

  Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations furnished to Cadmus, Cadmus believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 2001, except Messrs. Garrett, Stettinius, Lux and Reitman, each of whom filed a late report under Section 16(a).

Proposal 2: Ratification of the Selection of Independent Public Accountants

  Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended June 30, 2001, and has been selected as independent public accountants for Cadmus for the fiscal year ending June 30, 2002, subject to ratification by the shareholders.

  If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

Shareholder Proposals and Nominations for the 2002 Annual Meeting

  Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for the 2002 annual meeting of shareholders unless the proposal is received by the Secretary of Cadmus at the Company's principal place of business on or before June 7, 2002.

  In addition, the Company's Bylaws prescribe certain procedures which must be followed, including certain advance notice requirements, in order for a proposal to be properly before an annual meeting. Notice that a shareholder intends to bring any matter before an annual meeting must be received by the Company not less than 60 days before the anniversary date of the meeting notice given by the Company for the previous year's annual meeting. Any shareholder desiring a copy of the Cadmus Bylaws will be furnished one without charge upon written request to the Secretary.

Other Matters

  As of the date of this Proxy Statement, management of Cadmus has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

Annual Report on Form 10-K

  A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2001 can be obtained without charge by writing to the Corporate Secretary at P.O. Box 27367, Richmond, Virginia 23261.

                                            By Order of the Board of Directors

                                            /s/ Bruce V. Thomas
                                            President and Chief Executive
                                            Officer

                                                                     Appendix A

                       CADMUS COMMUNICATIONS CORPORATION
                            AUDIT COMMITTEE CHARTER

I. Purpose and Role of the Committee

  The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board"). Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process. The Committee also provides an open avenue of communication between the internal auditors, the independent accountants, financial and senior management, and the Board.

II. Organization of the Committee

  A. The Committee shall consist of three or more directors who are not employees of the Company and are free of any relationship that interferes with the exercise of independent judgement. Equity ownership in the Company and affiliation with another entity that is a customer of or vendor to the Company will not, by themselves, be deemed to interfere with a member's judgement. The Board shall designate one member of the Committee to be chair.

  B. Committee members shall have experience in financial affairs or accounting practices, to the extent deemed appropriate by the Board, together with such other qualifications as the Board may from time to time deem appropriate in light of the charter of the Committee.

  C. The Committee shall meet at least four times yearly in order to review with the independent accountants the annual audit plan, the audit results and such other matters as may be appropriate for Committee consideration, and shall hold such additional meetings as the chair of the Committee deems necessary. Appropriate management representatives shall be asked to attend as necessary. The Committee may, to the extent permitted by applicable law, rely on the representations of management and the opinions of experts retained by the Board and the Company when reaching business judgements. However, the Committee may retain additional independent professionals, at the Company's expense, if the Committee determines such retention is necessary for the proper performance of its duties.

  D. The Committee shall report to the Board following each meeting and at such other times as circumstances warrant.

  E. The Corporate Secretary, any Assistant Secretary or a delegate shall record and keep minutes of all Committee meetings.

III. Duties and Responsibilities of the Committee

  A. The Committee shall review annually the qualifications, independence and fees of the independent public accountants recommended by management, and shall recommend to the Board of Directors the firm to be selected to audit the financial statements of the Company and its subsidiaries for the current fiscal year. Each year the Committee shall provide all Board members with a copy of the then current engagement letter between the Company and the independent public accountants chosen.

  B. The Committee shall meet with the independent public accountants and financial management of the Company to review the nature and scope of the audit of the books of the Company and other operations and controls and the procedures to be utilized. At the conclusion of each annual audit, the Committee shall review the results of such audit, including any comments or recommendations of the independent public accountants regarding internal controls, as well as management's response and the status of prior year recommendations. The Committee shall also consider and review with the independent public accountants the nature and resolution of any significant or unusual accounting matters.

  C. The Committee shall, after the close of each fiscal year, review the financial statements of the company certified by the independent public accountants, and shall thereafter issue a written report to the Board over the conformed signatures of the Committee members. In its report the Committee shall state whether its members have reviewed and discussed audited financial statements with Company management; whether they have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect; whether they have discussed with the independent public auditors the latter's independence and have received the letter and other disclosures that may be required by Independence Standards Board Standard No. 1 as then in effect regarding the auditor's independence; and whether based on such review and discussions, they have recommended to the Board that the audited financial statements be included in the Company's report on Form 10-K for the preceding fiscal year.

  D. The Committee shall oversee the Company's financial reporting process, internal accounting controls, and compliance with relevant corporate financial policies and procedures. The Committee shall assess the overall quality of the Company's system of internal accounting controls by reviewing the internal control evaluations performed by the Company and the independent accountants.

  E. The Committee shall require the independent public accountants to review the financial information in the Company's quarterly reports on Form 10-Q including any reconciliations and descriptions of adjustments required by regulations of the Securities and Exchange Commission (the "Commission"), before those reports are filed with the Commission.

  F. The Committee shall provide the independent public accountants and the Company's senior financial management full and free access to the Committee to meet privately whenever appropriate.

  G. The Committee shall receive reports from time to time by senior financial management and general counsel concerning litigation, contingencies or other material matters which may result in either liability or significant risk or exposure to the Company. The Committee shall review the matters so reported and advise the Board accordingly.

  H. The Committee shall periodically review and reassess the adequacy of the Committee's charter.

IV. Publication of the Charter

  Each proxy statement issued by the Company shall state that the Committee has adopted a written charter. At least once every three years, this charter as theretofore amended shall be included in the Company's proxy statement as an appendix.

PROXY
                       CADMUS COMMUNICATIONS CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Bruce V. Thomas and Wayne T. Tennent, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cadmus Communications Corporation to be held on November 8, 2001, or any adjournment thereof.


  Please vote by filling in the appropriate boxes below.

(1) Election of three Class III Directors to serve until the 2004 Annual Meeting of Shareholders and one Class I Director to serve until the 2002 Annual Meeting of Shareholders.

    [_] FOR all nominees listed           [_] WITHHOLD AUTHORITY to vote for all
    (except as written on the line below)     nominees listed below


    Nominees: Martina L. Bradford, Russell M. Robinson, II, James E. Rogers and John C. Purnell, Jr.

    (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name on the space provided below.)

                        -------------------------------

(2) Ratification of the designation of Arthur Andersen LLP as independent accountants for the Company and its subsidiaries for the current fiscal year.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

(3) In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.

  Unless otherwise specified in the squares provided, the undersigned's vote will be cast for items 1 and 2. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy may be revoked at any time prior to its exercise.

                                              SIGNATURE: ______________________

                                              SIGNATURE: ______________________

                                              DATED: ____________________, 2001

                                              (In signing as Attorney,
                                              Administrator, Executor,
                                              Guardian or Trustee, please add
                                              your title as such.)